EXHIBIT 13.1

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Nevada Geothermal Power, Inc. (the “Company”) on Form 20-F for the year ended June 30, 2008 (the “Annual Report”), as filed with the Securities and Exchange Commission on the date hereof, we, Brian D. Fairbank, President and Chief Executive Officer of the Company, and Andrew T. Studley, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	the Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: January 14, 2009

    /s/ Brian D. Fairbank

Name: Brian D. Fairbank

Title: President and Chief Executive Officer

Date: January 14, 2009

    /s/ Andrew T. Studley

Name: Andrew T. Studley

Title: Chief Financial Officer